Exhibit 99.1

Virgin Galactic Announces Third Quarter 2020 Financial Results

First Spaceflight from Spaceport America Expected to Occur Between November 19-23

Rollout of Second Spaceship Scheduled to Take Place in the First Quarter of 2021

Reopening Ticket Sales in 2021 Following Sir Richard Branson's Spaceflight

LAS CRUCES, N.M. – November 5, 2020 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”), a vertically integrated aerospace and space travel company, today announced its financial results for the third quarter ended September 30, 2020.

“During the quarter we made good progress completing the final steps to prepare for VSS Unity's first rocket powered test flight from Spaceport America this November. This will be the first-ever human spaceflight conducted from New Mexico,” said Michael Colglazier, Chief Executive Officer of Virgin Galactic. “We also made meaningful progress on our second SpaceShipTwo vehicle, which we plan to unveil in the first quarter of 2021. During my first three months at the Company, I have been continually impressed with the team and the tremendous work that has gone into making the dream of commercial spaceflight a reality. As we continue to prepare for commercial launch, we will reopen ticket sales following Richard Branson's flight in 2021. I am excited and confident in our ability to execute our vision and provide transformative experiences to people around the world."

Third Quarter 2020 Business Highlights:
•Completed the application of the thermal protection system on the Wing and Fuselage, progressed on systems installation, and successfully completed the initial Pilot Simulator evaluations of the second SpaceShipTwo vehicle, in preparation for its expected rollout in the first quarter of 2021.

•Completed work on Spaceport America’s third floor astronaut training lounge and customer center.

•Installed reclining seats, cabin cameras and download link hardware on VSS Unity for future live stream capability.

•Implemented upgraded flight control system and upgraded horizontal stabilizers on VSS Unity to increase performance during the boost phase of the flight profile.

•Unveiled the design of the SpaceShipTwo cabin interior via an exclusive virtual event, streamed live on YouTube.
•Revealed initial design concept for high speed vehicle and announced non-binding memorandum of understanding with Rolls-Royce to collaborate in designing and developing engine propulsion technology for vehicle.

Third Quarter 2020 Financial Highlights:
•Cash position remains strong, with cash and cash equivalents of $742 million as of September 30, 2020.
•Net loss of $77 million, compared to a $63 million net loss in the second quarter of 2020.
•GAAP selling, general, and administrative expenses of $31 million, compared to $26 million in the second quarter of 2020. Non-GAAP selling, general and administrative expenses of $26 million in the third quarter of 2020, compared to $23 million in the second quarter of 2020.
•GAAP research and development expenses of $46 million, compared to $37 million in the second quarter of 2020. Non-GAAP research and development expenses of $43 million in the third quarter of 2020, compared to $35 million in the second quarter of 2020.
•Adjusted EBITDA totaled $(66) million, compared to $(54) million in the second quarter of 2020.
•Cash paid for capital expenditures totaled $4 million, compared to $6 million in the second quarter of 2020.

•Completed underwritten public offering of 23.6 million shares of common stock at a public offering price of $19.50 per share, resulting in net proceeds of over $440 million to be used for general corporate purposes and capital expenditures.

Recent Updates:
•Expect first spaceflight from Spaceport America to occur between November 19-23, 2020. This flight will include revenue-generating payloads as part of the NASA flight opportunities program.
•Entered into agreement with NASA and the Southwest Research Institute to fly planetary scientist Dr. Alan Stern on SpaceShipTwo vehicle from Spaceport America to conduct experiments in space.
•Total Future Astronauts remained at approximately 600 as of October 31, 2020.
•Reopening ticket sales in 2021 after Sir Richard Branson's flight.
•Retiring "One Small Step" program on December 31, 2020. The pool of participants has now reached close to 900 participants, as of October 31, 2020.

COVID-19 Impact
Along with its third quarter 2020 financial results, Virgin Galactic also provided an update regarding the impact of COVID-19. The Company is continuing to experience ongoing delays to its business and operations due to COVID-19, which has led to accumulated impacts to both schedule and cost efficiency. This is expected to continue through the fourth quarter and in 2021, though the Company has continued to stay on track for its planned upcoming flights. The Company has implemented strict protocols to ensure employee safety, including enforcing staggered shifts to lower on-site density and re-working communications processes with engineers who are primarily working from home.

The Company continues to follow rigorous health and safety procedures and testing protocols for its employees, following guidelines from the CDC and state and local officials. Only those employees whose work requires them to be in Virgin Galactic's facilities are working on-site in Mojave and New Mexico.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial (778) 560-2846 and enter the conference ID number 1946019. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at investors.virgingalactic.com. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings
Virgin Galactic Holdings, Inc. is a vertically integrated aerospace and space travel company, pioneering human spaceflight for private individuals and researchers, as well as a manufacturer of advanced air and space vehicles. Using its proprietary and reusable technologies and supported by a distinctive, Virgin-branded customer experience, it is developing a spaceflight system designed to offer customers a unique, multi-day, transformative experience. This culminates in a spaceflight that includes views of Earth from space and several minutes of weightlessness that will launch from Spaceport America, New Mexico. Virgin Galactic and The Spaceship Company believe that one of the most exciting and significant opportunities of our time lies in the commercial exploration of space and the development of technology that will change the way we travel across the globe in the future. Together we are opening access to space to change the world for good.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the "Company"), including statements regarding the Company’s spaceflight systems, markets and expected performance. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to the factors, risks and uncertainties included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Third Quarter 2020 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited and in thousands except for per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Revenue	$—	$—	$832	$238	$3,252
Cost of revenue	—	—	406	173	1,690
Gross profit	—	—	426	65	1,562
Selling, general, and administrative expenses	30,936	26,047	17,814	83,738	44,719
Research and development expenses	46,243	37,150	34,528	117,675	96,119
Operating loss	(77,179)	(63,197)	(51,916)	(201,348)	(139,276)
Interest income	322	506	387	2,005	1,137
Interest expense	(9)	(8)	—	(26)	(2)
Other income (expense)	(44)	221	91	5	128
Loss before income taxes	(76,910)	(62,478)	(51,438)	(199,364)	(138,013)
Income tax (benefit) expense	40	40	37	34	123
Net loss	(76,950)	(62,518)	(51,475)	(199,398)	(138,136)
Other comprehensive loss:
Foreign currency translation adjustment	48	—	(58)	(6)	(79)
Total comprehensive loss	$(76,902)	$(62,518)	$(51,533)	$(199,404)	$(138,215)

Net loss per share:
Basic and diluted	$(0.34)	$(0.30)	$(0.27)	$(0.94)	$(0.71)

Weighted-average shares outstanding:
Basic and diluted	225,253,536	211,784,541	193,663,150	213,193,386	193,663,150

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$741,575	$480,443
Restricted cash	13,268	12,278
Inventories	25,147	26,817
Prepaid expenses and other current assets	9,871	17,133
Total current assets	789,861	536,671
Property, plant, and equipment, net	57,255	49,333
Other non-current assets	18,930	19,542
Total assets	$866,046	$605,546
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,490	$7,038
Accrued expenses	22,056	22,277
Customer deposits	83,190	83,362
Other current liabilities	2,300	3,168
Total current liabilities	116,036	115,845
Other long-term liabilities	23,763	22,141
Total liabilities	$139,799	$137,986
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 700,000,000 shares authorized; 234,021,503 and 196,001,038 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	23	20
Additional paid-in capital	1,047,246	589,158
Accumulated deficit	(321,075)	(121,677)
Accumulated other comprehensive income	53	59
Total stockholders' equity	726,247	467,560
Total liabilities and stockholders' equity	$866,046	$605,546

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Cash flows from operating activities
Net loss	$(76,950)	$(62,518)	$(51,475)	$(199,398)	$(138,136)
Stock-based compensation	8,625	5,525	—	18,575	—
Depreciation and amortization	2,677	2,615	1,714	7,397	4,920
Other operating activities, net	8	66	(129)	75	(375)
Change in assets and liabilities
Inventories	3,457	192	1,918	1,669	(2,310)
Other current and non-current assets	2,891	1,119	(7,592)	6,152	(5,928)
Accounts payable and accrued expenses	1,633	2,064	5,361	719	2,560
Customer deposits	1,456	(1,530)	1,125	(172)	1,319
Other current and non-current liabilities	1,502	892	9,664	2,394	9,664
Net cash used in operating activities	(54,701)	(51,575)	(39,414)	(162,589)	(128,286)
Cash flows from investing activity
Capital expenditures	(3,996)	(6,103)	(5,380)	(14,135)	(13,680)
Cash used in investing activity	(3,996)	(6,103)	(5,380)	(14,135)	(13,680)
Cash flows from financing activities
Payments of finance lease obligations	(40)	(26)	(8)	(89)	(55)
Net transfer from Parent Company	—	—	4,944	—	106,119
Proceeds from Parent Company	—	—	40,000	—	40,000
Proceeds from issuance of common stocks	460,200	—	—	460,200	—
Transaction costs	(19,399)	(770)	—	(20,866)	—
Withholding taxes paid on behalf of employee on net settled stock-based awards	(399)	—	—	(399)	—
Net cash provided by (used in) by financing activities	440,362	(796)	44,936	438,846	146,064
Net increase (decrease) in cash and cash equivalents	381,665	(58,474)	142	262,122	4,098
Cash, cash equivalents and restricted cash at beginning of period	373,178	431,652	85,324	492,721	81,368
Cash, cash equivalents and restricted cash at end of period	$754,843	$373,178	$85,466	$754,843	$85,466

Cash and cash equivalents	$741,575	$359,912	$74,438	$741,575	$74,438
Restricted cash	13,268	13,266	11,028	13,268	11,028
Cash, cash equivalents and restricted cash	$754,843	$373,178	$85,466	$754,843	$85,466

Use of Non-GAAP Financial Measures (Unaudited)
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. It defines non-GAAP selling, general, and administrative expenses as selling, general, and administrative expenses other than stock-based compensation and non-capitalized transaction costs, and non-GAAP research and development expenses as research and development expenses other than stock-based compensation. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of adjusted EBITDA to net loss for the three months September 30, 2020, June 30, 2020, September 30, 2019 and nine months ended September 30, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net Loss	(76,950)	(62,518)	(51,475)	(199,398)	(138,136)
Income tax (benefit) expense	40	40	37	34	123
Interest expense	9	8	—	26	2
Depreciation & amortization	2,677	2,615	1,715	7,397	4,921
EBITDA	(74,224)	(59,855)	(49,723)	(191,941)	(133,090)
Non-capitalized transaction costs*	—	—	—	697	—
Stock-based compensation	8,625	5,525	—	18,575	—
Adjusted EBITDA	(65,599)	(54,330)	(49,723)	(172,669)	(133,090)

A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the three months ended September 30, 2020, June 30, 2020, September 30, 2019 and nine months ended September 30, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Selling, general, and administrative expenses	30,936	26,047	17,814	83,738	44,719
Stock-based compensation	5,056	3,546	—	11,472	—
Non-capitalized transaction costs*	—	—	—	697	—
Non-GAAP selling, general, administration expenses	$25,880	$22,501	$17,814	$71,569	$44,719

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three months ended September 30, 2020, June 30, 2020, September 30, 2019 and nine months ended September 30, 2020 and 2019, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Research and development expenses	46,243	37,150	34,528	117,675	96,119
Stock-based compensation	3,570	1,979	—	7,103	—
Non-GAAP Research and development expenses	$42,673	$35,171	$34,528	$110,572	$96,119
_______________

*	Non-capitalized transaction costs include non-recurring expenses related to preparation and filing of an S-1 registration statement in the first quarter.

For media inquiries:
VirginGalacticPress@virgingalactic.com

UK, Middle East, Asia, Africa – Ollie Bailey-Pratt, FTI Consulting
US, Canada, South America, Australia – Antonia Gray, FTI Consulting
VirginGalacticFin@fticonsulting.com

For investor relations inquiries:
VirginGalactic-SVC@sardverb.com